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                                                                   EXHIBIT 10.19

                                DAVID L. HOLMES


October 18, 2001


Mr. Tom Chaffee
Board Member
Homeseekers.com
Reno, NV 89509

        RE: Resignation Homeseekers

Dear Tom:

Please be advised that I am resigning my position as a member of the Board of Directors of HomeSeekers effective today due to personal reasons.

Sincerely,

/S/ DAVID L. HOLMES

David L. Holmes